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                                                                   EXHIBIT 10.33

                        HUMBOLDT BANCORP AND SUBSIDIARIES
                                 CODE OF ETHICS


GENERAL PHILOSOPHY AND OVERVIEW

The honesty, integrity and sound judgment of the officers, employees and directors of Humboldt Bancorp and its subsidiaries (hereinafter, individually and collectively, referred to as the "Company") are each essential to the Company's reputation and success. Our reputation depends upon the conduct of all of the Company's representatives. Every officer, director and employee of the Company must play a part in maintaining our reputation for the highest ethical standards.

All individuals who come in contact with the Company -- whether customers, employees, agents, vendors or others -- must be treated in a fair and respectful manner. We have a history of succeeding through honest business competition, and we do not seek competitive advantages through illegal or unethical business practices. Each officer and employee should endeavor to deal fairly with the Company's customers, service providers, suppliers, competitors and employees. Taking unfair advantage of anyone is prohibited, whether through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealing practice.

The Company expects each person associated with the Company to comply with all applicable legal and regulatory requirements, and this Code of Ethics is based on the Company's policy that all officers, directors and employees comply with the law. However, while the law prescribes a minimum standard of conduct, this Code of Ethics requires conduct that often exceeds the legal standard.

In order to engender confidence in independence of judgment and action, every Company representative must scrupulously avoid any conflict of interest or even an appearance of conflict that might arise because of economic or personal self-interest. Therefore, each officer, director and employee must conduct his or her official and personal affairs in such manner as to give the clear impression that he or she cannot be improperly influenced in the performance of his or her official duties, and in private life behave in a manner that does not bring discredit to or impair the dignity or reputation of the Company. Each officer, director and employee is expected to conduct and manage his or her personal and financial affairs in a responsible manner, and may not incur debt that he or she refuses or is unable to pay.

This Code of Ethics:

     o Requires the highest standards for honest and ethical conduct, including proper and ethical procedures for dealing with actual or apparent conflicts of interest between personal and professional relationships, and provides guidance for officers, employees and directors to communicate such conflicts to the Company.

     o    Requires compliance with all applicable laws, rules and regulations.

     o Addresses misuse or misapplication of Company property and corporate opportunities.

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     o    Requires the highest level of confidentiality and fair dealing within and outside the Company environment.

     o    Requires reporting of any illegal behavior.

THIS CODE PROVIDES GUIDANCE ON SEVERAL ASPECTS OF INTEGRITY AND CONFLICTS BUT CANNOT AND DOES NOT COVER EVERY SITUATION YOU MAY ENCOUNTER. IF YOU ARE UNCERTAIN ABOUT WHAT TO DO IN ANY SITUATION, OR IF YOU BECOME AWARE OF A VIOLATION OF THIS CODE OF ETHICS, GUIDANCE SHOULD BE SOUGHT FROM YOUR IMMEDIATE SUPERVISOR, THE HUMAN RESOURCES MANAGER OR THE COMPANY'S GENERAL COUNSEL. IF ANYTHING PRESCRIBED HEREIN WILL CAUSE YOU DIFFICULTY, YOU SHOULD DISCUSS THE PROBLEM WITH YOUR IMMEDIATE SUPERVISOR.

FAIR DEALING

Each officer, director and employee should undertake to deal fairly with the Company's customers, potential customers, suppliers, competitors and employees. No Company representative should take advantage of any other person or company through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.

CONFLICTS OF INTEREST GENERALLY

A "conflict of interest" occurs when the private interest of an officer, director or employee in any way interferes or appears to interfere with the interests of the Company. Any position or interest, financial or otherwise, which could materially conflict with your performance as an officer, director or employee of the Company, or which affects or could reasonably be expected to affect your independence or judgment concerning transactions between the Company, its customers, suppliers or competitors, or which otherwise would reflect negatively on the Company, should be viewed as a conflict of interest. You are expected to avoid all situations that might lead to either a real or apparent material conflict between your self-interest and your duties and responsibilities as an officer, director or employee of the Company.

CORPORATE OPPORTUNITIES

Officers, directors and employees must ensure that their own business and personal relationships with the Company are always at arm's length. In addition, officers, directors and employees may not take business opportunities that the Company is likely to do, or of a type that the Company is accustomed to doing, away from the Company or direct them to third parties unless the Company has already been offered the opportunity and turned it down (this prohibition shall not apply to customary banking relationships such as having checking accounts and/or loans with other banks).

No officer, director or employee of the Company, whether before or after a transaction is discussed or consummated, may solicit, accept or agree to accept, for him- or herself or for a third party, anything of value (other than normal Company-authorized compensation) from anyone in return for any business, service or confidential information of the Company, or which is otherwise connected with the business of the Company or the performance of his or her employment or duties at the Company. Furthermore, if any officer or employee, or member of his or her family, is offered something of value from a customer or other person


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doing or proposing to do business with the Company beyond what is expressly authorized in this Code, that officer or employee must immediately disclose the facts of the offer to his or her immediate supervisor, and any supervisor receiving such a report shall inform the President of the Company immediately. (If a director or a member of his or her family is approached, the director should immediately inform the President of the Company.)

Each officer, director and employee is expressly prohibited by this Code from:

     (i) Improperly deriving, either personally or providing to any third party, any benefit from any opportunity discovered through the use of Company property, contacts, information or position.

     (ii) Accepting employment or engaging in a business (including consulting or similar arrangements) that may conflict with the performance of his or her duties, or with an interest of the Company.

     (iii) Acting on behalf of the Company in any transaction in which, directly or indirectly, any of the following have had a significant financial interest: (A) the officer, director or employee, (B) any member of his or her immediate family, or (C) any person or business who has either been a source of income to him or her or with whom he or she has had a business relationship (other than customary retail trade in the normal course of business) within the past 12 months.

There are certain situations in which you may accept a personal benefit from someone with whom you transact business, such as:

     (i) Accepting a gift of nominal value in recognition of a commonly recognized event or occasion (such as a promotion, new job, wedding, retirement, birthday or holiday). An award in recognition of service and accomplishment may also be accepted so long as the gift does not exceed $100 from any one individual in any calendar year.

     (ii) Accepting a gift, gratuity, amenity or favor based upon an obvious family or personal relationship (such as from a parent, child or spouse) where the circumstances make it clear that it is the relationship rather than the business of the Company which is the motivating factor.

    (iii) Accepting meals, refreshments, travel arrangements and accommodations and entertainment of reasonable value in the course of a meeting or other occasion to conduct business or foster business relations if the expense would be reimbursed by the Company as a business expense if the other party did not pay for it.

     (iv) Accepting advertising or promotional material of nominal value.

     (v) Accepting something of value if the benefit is available to the general public under the same conditions on which it is available to you.


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CODE OF ETHICS

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"Nominal value" in the above examples means that it would be within one's ability to reciprocate on a personal basis.

An officer, director or employee should not indirectly perform any act that this policy prohibits directly. For example, it is just as improper to arrange for a member of your family to receive a gift as it is for you to accept the gift directly.


CONFIDENTIALITY

Nonpublic information regarding the Company or its business, employees, customers or suppliers is confidential. Using confidential information about the Company or its business, employees, officers, directors, customers, consumers or suppliers for personal benefit, or disclosing such information to others outside your normal duties, is prohibited.

In the course of performing their duties, Company officers, directors and employees acquire confidential information considered to be extremely sensitive by subsidiary bank customers. Under privacy regulations this information includes (but is not limited to) address, phone number and social security number as well as financial information. You are to use such confidential information only for the business purpose intended. You may not share confidential information with anyone outside of the Company, including family and friends, or with other employees who do not need the information to carry out their duties. Information about customers may be released only when authorized by the customer or when legally mandated (as when subpoenaed), and the information then released must be accurate and within the confines of a proper authorizing document.


Confidential information is not limited to information about subsidiary bank customers but includes proprietary information of the Company. The following is a nonexclusive list of confidential information of the Company:

     o Trade secrets, which include business or technical information such as any formula, program, method, technique, compilation or other information that is valuable because it is not generally known.

     o All rights to any invention or process developed by an employee using Company facilities or trade secret information, resulting from any work for the Company or relating to Company business, is considered to be "work-for-hire" under the United States copyright laws and shall belong to the Company.

     o Proprietary information such as customer lists and customers' confidential information.

You may be required to sign a specific confidentiality agreement in the course of your employment with the Company. Whether you are or not, however, you remain under an obligation to keep all customer and Company information confidential even after your employment with the Company ends.

Public and media communications involving the Company must have prior clearance for compliance from the Company's General Counsel or Chief Financial Officer.


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INSIDER TRADING

Any material nonpublic information that reflects favorably or adversely on the investment value of any business enterprise is "insider" information. Insider information may not under any circumstances be used for personal investment advantage or provided to others for their investment advantage.

It is both unethical and illegal to buy, sell, trade or otherwise participate in transactions involving Humboldt Bancorp stock or other equity security while in possession of material nonpublic information concerning Humboldt Bancorp or a subsidiary bank. The exercise of stock options may, in certain cases, be similarly prohibited, and an optionee should check with Humboldt Bancorp's Chief Financial Officer for guidance prior to exercising any options. It is also unethical and illegal to buy, sell, trade or otherwise participate in transactions involving the stock or other equity security of any other company (such as subsidiary bank customers) while in possession of similar material nonpublic information concerning such company. Any questions concerning the propriety of participating in a Humboldt Bancorp or other company stock or other security transaction should be directed to the Humboldt Bancorp Chief Financial Officer.

EXTENSIONS OF CREDIT

Humboldt Bank may extend credit to any executive officer, director or principal shareholder of the Company only on substantially the same terms as those prevailing for comparable transactions with other persons or that may be available to bank employees generally, as permitted by and in accordance with Regulation O of the Board of Governors of the Federal Reserve System.

OUTSIDE BUSINESS RELATIONSHIPS

Any outside employment or participation in the affairs of an outside organization that potentially may raise a material conflict of interest or embarrassment to the Company must be approved in advance. Managers will review outside employment requests for potential conflicts of interest.

Directors should disclose all new directorships or potential directorships to the chairs of the Board of Directors and of the Governance and Nominating Committee, respectively, in order to avoid any conflicts of interest and to maintain independence.

An officer or employee should notify his or her immediate supervisor before agreeing to act as a director, officer, consultant or advisor for any other business organization.

The Company encourages civic, charitable, educational and political activities as long as they do not interfere with the performance of duties at the Company. Before agreeing to participate in any of these types of activity, an officer or employee should contact his or her immediate supervisor.

Employees must disclose prior to or at the time of their hire the existence of any employment agreement, non-compete or non-solicitation agreement, confidentiality agreement or similar agreement with a former employer that in any way restricts or prohibits their performance of any duty or responsibility in a position with the Company. Copies of such agreements should be provided to the Human Resources Manager to permit evaluation of the agreement in light of


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CODE OF ETHICS

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the employee's position. In no event shall an employee use any trade secret, proprietary information or other similar property, acquired in the course of his or her employment with another employer, in the performance of his or her duties for or on behalf of the Company.

PROTECTION AND PROPER USE OF COMPANY PROPERTY

All officers, directors and employees should protect the Company's property and assets and ensure their efficient and proper use. Theft, carelessness and waste can directly affect the Company's profitability, reputation and success. Permitting Company property (including data transmitted or stored electronically and computer resources) to be damaged, lost or used in an unauthorized manner is strictly prohibited. All Company assets should be used only for legitimate business purposes. Officers, directors and employees may not use Company or other official stationary for personal purposes.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS

All officers, directors and employees are expected to demonstrate the ability to properly manage their personal finances, particularly the prudent use of credit. The Company recognizes that its customers must have faith and confidence in the honesty and character of its officers, directors and employees. In addition to the importance of maintaining customer confidence, there are specific laws that outline the actions a bank must take regarding any known or suspected crime involving its affairs. With regard to financial affairs, a bank must make a criminal referral in the case of any known or suspected theft, embezzlement, check/debit card kiting, misapplication or other defalcation involving bank funds or bank personnel in any amount.

REPORTING OF ILLEGAL OR UNETHICAL BEHAVIOR

Fraudulent activity on the part of any person can significantly affect the reputation and success of the Company. The Company requires its officers, directors and employees to report to and discuss with supervisors, managers or other appropriate personnel any known or suspected criminal activity involving the Company or its employees. If, during the course of employment, you become aware of any suspicious activity or behavior, including concerns regarding questionable accounting or auditing matters, or suspected violations of laws, rules, regulations or this Code of Ethics, you must report the same to the President, the Human Resources Manager or the General Counsel of the Company. Failure to do so is itself a violation of this Code. Reporting the activity will not subject you to discipline unless you knowingly file a false report, and the Company will not allow retaliation for reports made in good faith. ALL REPORTS OF THIS NATURE ARE CONFIDENTIAL AND MAY BE KEPT ANONYMOUS.

SPECIAL PROVISIONS FOR CERTAIN SENIOR OFFICERS

The Chief Executive Officer, Chief Financial Officer and Controller of the Company are expected to adhere not only to the Code of Ethics, as set forth in this policy, but in addition to (1) ensure full, fair, accurate, timely and understandable disclosure in all public communications made by the Company and in all reports and documents required to be filed by the Company with, or which are otherwise submitted to, regulatory and other governmental agencies, and (2) provide the Board of Directors and colleagues with information that is accurate, complete, objective, relevant, timely and understandable. Any matter involving any material transaction or relationship that reasonably could be expected to


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give rise to a conflict of interest in, or any violation of this Code by, the
Chief Financial Officer or the Controller shall be reported to the Chief Executive Officer; any such matter that involves the Chief Executive Officer shall be reported to the Chairman of the Board.

ADMINISTRATION AND WAIVER OF CODE OF ETHICS

This Code of Ethics shall be administered and monitored by the Humboldt Bank Human Resources Department. Any questions and further information on this Code of Ethics should be directed to that department. Known or suspected violations of this Code of Ethics will be investigated and may result in disciplinary action up to and including immediate termination of employment.

All managers and direct supervisors are responsible for reviewing this Code of Ethics with their subordinates each time a new edition of the Code of Ethics is published. This Code of Ethics is also available on the Humboldt Bancorp web site at: http://www.humboldtbancorp.com.


It is also the responsibility of the Human Resources Department to biennially reaffirm understanding of this Code of Ethics by all officers and employees by obtaining a signed certificate from each that he or she has read and understands the guidelines and will comply with them. The provisions of the Code of Ethics are included in the Company Employee Handbook. The Employee Handbook is issued to all new officers and employees at the time of employment and is reissued to existing officers and employees from time to time. Officers and employees are required to sign a receipt for the Employee Handbook indicating they have read this Code of Ethics and will comply with its provisions.

Officers, employees and directors of the Company are expected to follow this Code of Ethics at all times. Generally, there should be no waivers to this Code of Ethics. However, from time to time, the Company may waive some provisions of this Code. Waivers will be determined on a case-by-case basis, with the advice of the Company's General Counsel. Any officer or employee who believes that a waiver may be called for should contact his or her supervisor or the Director of Human Resources. Any waiver requested by a director or an executive officer may only be approved by the Board of Directors, which shall have the sole and absolute discretionary authority to approve any deviation from or waiver of this Code of Ethics for such persons. Any such waiver relating to directors or executive officers, and the grounds therefor, shall be disclosed within five days on Form 8-K and also disclosed to shareholders in the Humboldt Bancorp Annual Proxy Statement.


HUMBOLDT BANCORP AND SUBSIDIARIES
CODE OF ETHICS


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